News from

Buckeye

FOR IMMEDIATE RELEASE
                                                              Contacts:  Steve Dean
Vice President
and Chief Financial Officer
901-320-8352

Chad Foreman
Investor Relations Manager
901-320-8828

Website: www.bkitech.com

BUCKEYE TECHNOLOGIES FIRST QUARTER EARNINGS
RESULTS SCHEDULE

MEMPHIS, TN October 9, 2006 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, October 25, 2006 at 10:00 a.m. Central (11:00 Eastern). Management participating on the call will include John B. Crowe, Chief Executive Officer; Kristopher J. Matula, President and Chief Operating Officer; Steven G. Dean, Vice President and Chief Financial Officer; Chad P. Foreman, Treasurer and Investor Relations Manager.

All interested parties are invited to listen to the audio conference call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com. The replay will be archived on these websites through November 25, 2006.

In addition, persons interested in listening by telephone may dial in at (800) 946-0719 within the United States. International callers should dial (719) 457-2645. Participants should call no later than 9:50 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820. The passcode is 8473720. This replay will be available until midnight November 8, 2006.

A press release will be issued via Business Wire after the market closes on October 24. If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.